SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 25, 2002



                          FIVE STAR QUALITY CARE, INC.
               (Exact name of registrant as specified in charter)




         Maryland                      001-16817                04-3516029
State or other jurisdiction           (Commission            (I.R.S. employer
    of incorporation)                file number)         identification number)




                400 Centre Street, Newton, Massachusetts      02458
               (Address of principal executive offices)     (Zip code)




        Registrant's telephone number, including area code: 617-796-8387

This Current Report on Form 8-K/A amends and restates, in its entirety, the Current Report on Form 8-K (dated October 25, 2002), which was filed with the Securities and Exchange Commission on November 12, 2002.

Item 2. Acquisition or Disposition of Assets.

         On October 25, 2002, Five Star Quality Care, Inc. ("we," "us" or "Five Star," which term includes our consolidated subsidiaries unless the context requires otherwise), Senior Housing Properties Trust ("Senior Housing"), Constellation Health Services, Inc. and certain of its subsidiaries (collectively "CHSI") completed the transactions contemplated by a Purchase and Sale Agreement dated August 26, 2002, between Senior Housing and CHSI, as amended by the First Amendment to Purchase and Sale Agreement dated October 25, 2002, among Five Star, Senior Housing and CHSI (as amended, the "Purchase Agreement"). Under the Purchase Agreement, we and SNH acquired assets of CHSI consisting of 15 senior living communities that have an aggregate of 1,016 units, as more fully described below.

         We acquired seven senior living communities directly from CHSI (collectively, the "Five Star Communities"). Senior Housing acquired eight other senior living communities (the "Leased Communities") and we acquired certain operating assets and liabilities of the Leased Communities and entered into a lease with Senior Housing for the Leased Communities.

         We and Senior Housing are jointly and severally liable for the obligations and liabilities under the Purchase Agreement. Except as otherwise provided in our lease for the Leased Communities, we and Senior Housing have agreed that we will each have all of the rights and remedies, perform all of the obligations, and assume the liabilities, each under the Purchase Agreement, relating to the Five Star Communities and the Leased Communities, respectively.

         The purchase price paid to CHSI pursuant to the Purchase Agreement was $77.15 million, comprised of cash and the assumption of certain liabilities relating to the 15 senior living communities. We paid $27 million of the Purchase Agreement's total purchase price by assuming $15.8 million of HUD insured mortgage debt encumbering one of the Five Star Communities and by paying CHSI the balance of $11.2 million in cash.

         Simultaneously with the closing under the Purchase Agreement: (i) we sold to Senior Housing our senior living community located in Overland Park, Kansas, for approximately $12.7 million in cash; and (ii) we leased from Senior Housing the Leased Communities and the property located in Overland Park, Kansas.

         The material terms of our lease with Senior Housing for the Leased Communities and Overland Park are substantially the same as our existing leases with Senior Housing, except as follows: We are required to pay to Senior Housing for the Leased Communities and Overland Park minimum rent equal to $6.285 million per year. In addition, starting in 2005, we are required to pay additional rent with respect to each lease year in an amount equal to four percent (4%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2004. The initial term of the lease is for 17 years, expiring December 31, 2019. We have the option to renew the lease for all, but not less than all, of the Leased Communities and Overland Park for one renewal term of 15 years thereafter.

         We intend to continue to operate the 15 CHSI communities acquired as senior living communities.

         All of our directors, except for Dr. Bruce M. Gans, are trustees of Senior Housing. Our president and treasurer are also employees of Reit Management & Research LLC ("RMR"), the investment manager to Senior Housing. RMR also provides certain administrative services to us. Gerard M. Martin and Barry
M. Portnoy, our two managing directors, are directors and 50% owners of RMR. Substantially all of our properties are leased from Senior Housing. Messrs. Martin and Portnoy also own the building in which our headquarters are located, and we lease the headquarters under a lease expiring in 2011. We have previously disclosed other relationships between us, Messrs. Martin and Portnoy and Senior Housing in our Annual Report on Form 10-K for the year ended December 31, 2001.

         WARNING REGARDING FORWARD LOOKING STATEMENTS

         THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS REGARDING FIVE STAR'S INTENTION TO CONTINUE TO OPERATE THE NEWLY ACQUIRED COMMUNITIES AS SENIOR LIVING COMMUNITIES. FIVE STAR MAY BE UNABLE OR UNWILLING TO CONTINUE TO OPERATE THE NEWLY ACQUIRED COMMUNITIES AS SENIOR LIVING COMMUNITIES. SIMILARLY, THE OPERATION OF THE NEWLY ACQUIRED COMMUNITIES OR OTHER ASPECTS OF FIVE STAR'S BUSINESS MAY PRODUCE OPERATING LOSSES WHICH MAKE IT IMPOSSIBLE FOR FIVE STAR TO PAY RENT TO SENIOR HOUSING. FORWARD LOOKING STATEMENTS ARE EXPRESSIONS OF FIVE STAR'S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                                                                            PAGE

     (a) Financial Statements.

     Constellation Health Services Facilities

        Report of Independent Accountants                                     4

        Combined Balance Sheets at November 30, 2001
        and August 31, 2002 (unaudited)                                       5

        Combined Statements of Operations for the twelve months ended
        November  30, 2001 and nine months ended August 31, 2001 and 2002
        (unaudited)                                                           6

        Combined Statement of Changes in Owner Equity for the
        year ended November 30, 2001 and for the nine months ended August
        31, 2002 (unaudited)                                                  7

        Combined Statements of Cash Flows for the twelve months ended
        November  30,  2001 and the nine  months  ended  August 31, 2001
        and  2002 (unaudited)                                                 8

        Notes to the Combined Financial Statements                          9-14

                        Report of Independent Accountants


To Constellation Health Services, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in owner equity and cash flows, present fairly, in all material respects, the financial position of Constellation Health Services Facilities (the "Company") at November 30, 2001, and the results of its operations and its cash flows for the twelve months then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.




                                   /s/ PricewaterhouseCoopers LLP

January 6, 2003



Constellation Health Services Facilities
Combined Balance Sheets
-------------------------------------------------------------------------------------------------------------

                                                                       November 30,               August 31,
                                                                          2001                       2002
                                                                                                  (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                                             $ 2,290,257              $ 3,731,819
  Accounts receivable, (net of allowance of $15,000 and
   $18,116, respectively)                                                   686,176                  693,313
  Prepaid expenses                                                          872,752                  726,215
                                                                        -----------              -----------

                      Total current assets                                3,849,185                5,151,347
                                                                        -----------              -----------

Senior living facilities, net                                            73,500,000               74,325,433
Restricted cash                                                             731,481                  531,084
Other assets                                                              1,243,040                1,499,234
                                                                        -----------              -----------

                      Total assets                                      $79,323,706              $81,507,098
                                                                        -----------              -----------

Liabilities and Owner Equity
Current liabilities:
  Current portion of long-term debt                                     $20,146,174              $18,936,702
  Accounts payable                                                          588,309                1,311,171
  Accrued expenses                                                          662,740                  749,145
  Accrued interest                                                          274,995                  217,223
                                                                        -----------              -----------

                      Total current liabilities                          21,672,218               21,214,241
                                                                        -----------              -----------

Long-term debt, less current portion                                     20,912,059               20,582,840
Other liabilities                                                           181,667                  160,053
                                                                        -----------              -----------

                      Total liabilities                                  42,765,944               41,957,134
                                                                        -----------              -----------

Commitments and contingencies

Owner equity                                                             36,557,762               39,549,964
                                                                        -----------              -----------

                      Total liabilities and owner equity                $79,323,706              $81,507,098
                                                                        ===========              ===========


             The accompanying notes are an integral part of these combined financial statements.

Constellation Health Services Facilities
Combined Statements of Operations
----------------------------------------------------------------------------------------------------------

                                                             Twelve Months            Nine Months
                                                                Ended                    Ended
                                                             November 30,              August 31,
                                                                 2001            2001             2002
                                                                                      (unaudited)

Revenue:
  Rental and other                                           $ 32,551,096    $ 24,178,075    $ 25,316,974
  Interest                                                        216,936         106,022          80,463
                                                             ------------    ------------    ------------

                      Total revenue                            32,768,032      24,284,097      25,397,437

Expenses:
  Salaries and wages                                           16,500,512      12,312,597      12,838,150
  Facility operations                                           3,101,268       2,582,501       2,484,160
  Interest                                                      3,002,567       2,366,108       1,941,240
  Property management fees                                      1,660,175       1,234,027       1,272,068
  Utilities                                                     1,285,795         986,098         963,468
  General and administrative                                      969,221         731,219         855,456
  Marketing                                                       875,876         708,984         505,204
  Real estate tax                                                 807,533         659,093         588,524
  Insurance                                                       386,758         266,506         441,019
  Repairs and maintenance                                         430,980         326,113         339,823
  Ground lease                                                    131,405          97,658         105,561
  Professional fees                                               120,466          97,648          70,562
  Depreciation and amortization                                 3,912,926       2,830,608              --
  Provision for impairment on senior living facilities          9,598,698              --              --
                                                             ------------    ------------    ------------

                      Total expenses                           42,784,180      25,199,160      22,405,235
                                                             ------------    ------------    ------------

Income (loss) before income taxes                             (10,016,148)       (915,063)      2,992,202

Income tax benefit (expense)                                           --              --              --
                                                             ------------    ------------    ------------

Net income (loss)                                            $(10,016,148)   $   (915,063)   $  2,992,202
                                                             ============    ============    ============


             The accompanying notes are an integral part of these combined financial statements.

Constellation Health Services Facilities
Combined Statement of Changes in Owner Equity
--------------------------------------------------------------------------------

                                                                     Total

Balance at November 30, 2000                                       $ 44,878,910
Net loss for the twelve months ended November 30, 2001              (10,016,148)
Contributions                                                         1,695,000
                                                                   ------------

Balance as of November 30, 2001                                    $ 36,557,762
                                                                   ============

Net income for the nine months ended August 31, 2002 (unaudited)      2,992,202
                                                                   ------------

Balance at August 31, 2002 (unaudited)                             $ 39,549,964
                                                                   ============









The accompanying notes are an integral part of these combined financial statements.


Constellation Health Services Facilities
Combined Statements of Cash Flows
--------------------------------------------------------------------------------------------------------------

                                                                 Twelve Months            Nine Months
                                                                    Ended                   Ended
                                                                 November 30,             August 31,
                                                                    2001             2001            2002
                                                                                         (unaudited)
Cash Flows from Operating Activities
Net income                                                      ($10,016,148)   $   (915,063)  $   2,992,202
Adjustments to reconcile net loss to net cash provided
 by operating activities:
  Depreciation and amortization                                    3,912,926       2,830,608              --
  Provision for impairment                                         9,598,698              --              --
  Changes in operating assets and liabilities:
     Accounts receivable                                             284,879          48,879          (7,137)
     Accounts payable/accrued expenses                              (896,662)       (540,124)        809,267
     Prepaid expenses                                               (331,523)       (442,811)        146,537
     Accrued interest                                                (30,046)        (42,191)        (57,772)
     Other assets                                                    340,479         225,452        (256,194)
     Other liabilities                                                15,646           2,866         (21,614)
                                                                ------------    ------------    ------------

Net cash provided by operating activities                          2,878,249       1,167,636       3,605,289
                                                                ------------    ------------    ------------

Cash Flows from Investing Activities
Purchases of senior living property and equipment                   (488,334)       (128,446)       (825,433)
Restricted cash                                                      (37,182)        (11,871)        200,397
                                                                ------------    ------------    ------------

Net cash used in investing activities                               (525,516)       (140,317)       (625,036)
                                                                ------------    ------------    ------------

Cash Flows from Financing Activities
Borrowings from/(payments to) affiliate                            6,384,673      (1,250,000)     (1,034,673)
Principal payments on debt                                        (8,396,065)       (623,298)       (504,018)
Contributions                                                      1,695,000       1,695,000              --
                                                                ------------    ------------    ------------

Net cash used in financing activities                               (316,392)       (178,298)     (1,538,691)
                                                                ------------    ------------    ------------

Increase in cash and cash equivalents                              2,036,341         849,021       1,441,562
Cash and cash equivalents, beginning of period                       253,916         253,916       2,290,257
                                                                ------------    ------------    ------------

Cash and cash equivalents, end of period                        $  2,290,257    $  1,102,937    $  3,731,819
                                                                ============    ============    ============

Supplemental Disclosures
Cash paid for interest                                          $  3,032,613    $  2,408,299    $  1,999,012




             The accompanying notes are an integral part of these combined financial statements.

                                      -8-

Constellation Health Services Facilities
Notes to the Combined Financial Statements
--------------------------------------------------------------------------------


1.       Basis of Presentation

         Constellation Health Service, Inc., ("Constellation") is a wholly owned subsidiary of Constellation Real Estate Group, Inc. ("CREG"), which is a wholly owned subsidiary of Constellation Holdings, Inc., which is a wholly owned subsidiary of Constellation Enterprises, Inc. which is a wholly owned subsidiary of Constellation Energy Group, Inc. ("CEG").

         During the twelve months ended November 30, 2001 and during the nine month periods ended August 31, 2002 and 2001, the activities of Constellation included the ownership and management of fifteen senior living communities with 1,016 independent living apartments and assisted living units (the "Communities"). The majority of these fifteen communities were developed between 1997 and 1999 and are located in the Baltimore-Washington corridor.

         On October 25, 2002, Constellation sold its entire ownership interest in its independent and assisted living portfolio. A group consisting of Senior Housing Properties Trust, a publicly traded real estate investment trust and Five Star Quality Care, Inc., a publicly traded owner/operator of health care facilities purchased the Constellation portfolio for an aggregate price of approximately $77,150,000.

         The accompanying combined financial statements present the "carved-out" financial position, results of operations and cash flows of the Communities which are referred to in these combined financial statements as Constellation Health Services Facilities (the "Company"). The assets and liabilities contained herein are presented at historical cost. The combined financial statements presented may not be indicative of the results that would have been achieved had the Company operated as a non-affiliated entity.

         The combined financial statements as of August 31, 2002 and for the nine months ended August 31, 2002 and 2001 are unaudited. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of such combined financial statements have been included. The results of operations for the nine months ended August 31, 2002 are not necessarily indicative of the Company's future results of operations for the full year ended November 30, 2002.

2.       Summary of Significant Accounting Policies

         Principles of Combination
         The  combined   financial   statements  include  the  accounts  of  the
         Communities extracted from the books and records of Constellation.

         Cash and Cash Equivalents
         The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The majority of these funds are deposited in overnight investments at several lending institutions and are subject to credit risk. The amounts reflected in these financial statements only reflect cash and cash equivalents that are in accounts dedicated to the Company.

Constellation Health Services Facilities
Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         Senior Living Facilities
         Senior living facilities consist of investments in the ownership of fifteen senior living housing communities. Senior housing facilities are stated at depreciated cost. Development costs and major renovations were capitalized as a component of costs, and routine maintenance and repairs were charged to expense as incurred.

         The senior living facilities are subject to the requirements of Statement of Financial Accounting Standards (FAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," and are evaluated for impairment through a review of undiscounted expected future cash flows. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

         In the fourth quarter of 2001, the Company decided to sell all of its senior living facilities in 2002. The Constellation recognized a provision for impairment in the twelve month period ended November 30, 2001 related to the senior living facilities of $9,598,698, which was determined based upon the excess of the carrying value of the Constellation senior living facilities over their fair value.

         Fair value was determined by various means, including discussions with outside investment bankers and prospective buyers, and the opinions of the Company's management.

         Depreciation is computed using the straight-line method. The estimated useful lives are as follows:
                                                                      Estimated
                                                                        Useful
                                                                        Lives

         Senior living buildings                                      40 years
         Furniture, fixtures and equipment                            3-10 years


         Restricted Cash
         The Company has restricted funds, consisting of tenant security deposits, an interest bearing reserve for capital replacements kept in accordance with the terms of the property management agreement and mortgage escrow deposits.

         Revenue Recognition
         Individual units in the Communities are leased under leases with terms of generally one year or less. Rental revenue is recognized on a monthly basis under the terms of the lease when earned.

         Income Taxes
         Constellation is taxable as a so called "C" corporation and files a consolidated federal income tax return on a calendar year basis with CEG. For purposes of these combined financial statements, the Company has provided for income taxes on a separate return basis whereby current income taxes are based upon the Company's estimated taxable income or loss and deferred taxes are provided for the expected future tax effects of estimated temporary differences between the carrying amounts and the tax bases of its assets and liabilities. As a result of tax losses in current or prior periods there is no current tax provision benefit for the year ended November 30, 2001 or the nine month periods ended August 31, 2000. A full valuation allowance has been provided to deferred tax balances as of November 30, 2001 and August 31, 2002 as it is more likely than not that such amounts will not be realized.

Constellation Health Services Facilities
Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         Use of Accounting Estimates
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates involve judgments with respect to, among other things, various future economic factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

         Allocated Costs
         CEG provides various services to the Company including finance, legal, planning and human resources. The methods of allocating these centralized costs to the Company include revenues, assets, headcount and other bases. The Company's management believes the allocation of these costs to be reasonable.

         Recent Accounting Pronouncements
         In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement supersedes SFAS No. 121 and requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less costs to sell. SFAS No. 144 retains the fundamental provisions of SFAS 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used, and (b)
         measurement of long-lived assets to be disposed of by sale, but broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. This Statement was effective at the beginning of 2002. The Company has reviewed the provisions of SFAS 144 and believes that the impact of adoption will not be material to its financial position, results of operations and cash flows.

         In April 2002, the FASB issued SFAS No. 145 "Rescission of FAS No. 4, 44, and 64, Amendment of FAS 13, and Technical Corrections". This Statement rescinds FASB No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". This Statement amends FASB No. 13, "Accounting for
         Leases". This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. This statement will be effective for the Company's fiscal year ending 2003. The Company has reviewed the provision of FASB 145 and believes that the impact of adoption will not be material to its financial position, results of operations and cash flow.

Constellation Health Services Facilities
Notes to the Combined Financial Statements
--------------------------------------------------------------------------------


3.       Senior Living Facilities, Net

         Senior living facilities, net of accumulated depreciation and adjusted for impairment, consists of the following:

                                         November 30,           August 31,
                                             2001                  2002
                                                               (unaudited)

Land                                    $  4,956,559          $  4,956,559
Buildings and improvements                84,149,757            84,870,225
Furniture and equipment                    8,763,891             8,868,856
                                        ------------          ------------

                                          97,870,207            98,695,640

Less:  accumulated depreciation          (14,771,509)          (14,771,509)

Less:  provision for impairment           (9,598,698)           (9,598,698)
                                        ------------          ------------

Senior living facilities, net           $ 73,500,000          $ 74,325,433
                                        ------------          ------------

Constellation Health Services Facilities
Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

4.       Debt Obligations

         Debt obligations consisted of the following:

                                                                    November 30,           August 31,
                                                                       2001                  2002
                                                                                          (Unaudited)
Note payable - lending institution; collateralized by
related land and buildings; interest payable monthly
at LIBOR plus 2.25%; matures May 2003.                              $  1,025,703          $  1,011,597

Note payable - lending institution; collateralized by
related land and buildings; interest payable monthly
at LIBOR plus 2.0%; matures August 2004.                               5,618,293             5,533,556

Note payable - lending institution; collateralized by
related land and buildings; interest payable monthly
at LIBOR plus 1.75%; matures June 1, 2003.                             6,464,324             6,153,994

Note payable - lending institution; collateralized by
buildings; interest payable monthly at 9.65%;
matures February 2028.                                                 9,431,873             9,387,740

Note payable - lending institution; collateralized by
buildings; interest payable monthly at 8.0%; matures
November 2033.                                                         6,483,367             6,432,255

Related party  borrowings - CEG; these unsecured
borrowings are payable on the date CEG retires the
debt and bear interest at CEG's weighted average
interest rate which was 5.78% in 2001.                                12,034,673            11,000,000
                                                                    ------------          ------------

                   Total debt obligations                           $ 41,058,233          $ 39,519,142
                                                                    ============          ============

                   Less current portion                              (20,146,174)          (18,936,702)
                                                                    ------------          ------------

                   Total long-term debt, less current portion       $ 20,912,059          $ 20,582,840
                                                                    ============          ============

         The aggregate maturities of debt during the years subsequent to November 30, 2001 are as follows:

         Year ended
         November 30,

         2002                                            $ 20,146,174
         2003                                                 252,191
         2004                                               5,549,136
         2005                                                 168,552
         2006                                                 184,488
         Thereafter                                       14,757,692
                                                         ------------
                                                         $ 41,058,233
                                                         ============

Constellation Health Services Facilities
Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         The Company is liable for the payment and performance of all debt obligations. Certain notes payable require the Company to be in compliance with certain debt covenants. The more restrictive covenants include the requirements to maintain: 1) interest coverage ratios of not less than 1.25 to 1; and 2) loan to value ratios of not more than 75%. At November 30, 2001, the Company was in violation of debt covenants on two of the notes payable and accordingly the outstanding balances of $1,025,703 and $6,464,324, respectively, have been classified as current liabilities in the combined financial statements.

         The weighted average interest rate on external variable rate debt obligations was 6.34% for the twelve months ended November 30, 2001. The weighted average interest rate on total debt obligations was 7.02% for the twelve months ended November 30, 2001. The LIBOR rate was 2.15% at November 30, 2001.


5.       Fair Value of Financial Statements

         SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosing fair value of financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

         For certain financial instruments, including cash and cash equivalents, receivables, accounts payable, accrued expenses and other assets and liabilities, it was assumed that the carrying amount approximated fair value because of the near term maturities of such obligations. The fair value of long-term debt was determined based on current rates at which the Company could borrow funds with similar remaining maturities, which approximates its carrying value.


6.       Transactions with Affiliates

         The Company incurred costs of $564,192, $431,230 and $619,319 for certain services provided or overhead costs incurred by CEG for the twelve months ended November 30, 2001 and the nine months ended August 31, 2001 and 2002, respectively.


7.       Commitments and Contingencies

         The Company is party to various legal actions and administrative proceedings and subject to various claims arising in the normal course of business. The Company believes that the disposition of these matters will not have a material adverse effect on the financial condition, results of operations or liquidity of the Company.

         The Company has entered into ground lease agreements on two of the senior living facilities. Ground lease expense for the twelve months ended November 30, 2001 and the nine months ended August 31, 2001 and 2002 was $131,405, $97,658 and $105,561, respectively.

     (b) Pro Forma Financial Information.

     Unaudited Pro Forma Consolidated Balance Sheet at
     September 30, 2002                                                    16

     Unaudited Pro Forma Consolidated Statement of Operations for
     the year ended December 31, 2001                                      17

     Unaudited Pro Forma Consolidated Statement of Operations for
     the nine months ended September 30, 2002                              18

     Notes to Unaudited Pro Forma Consolidated Financial Statements      19-25


            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The unaudited pro forma balance sheet at September 30, 2002, presents the financial position of Five Star Quality Care, Inc. ("Five Star") as if (1) its acquisition of seven facilities (the "Acquired Constellation Facilities") from Constellation Health Services, Inc. and certain of its subsidiaries (collectively "Constellation Health Services"), (2) its lease of eight facilities (the "Leased Constellation Facilities" and together with the Acquired Constellation Facilities, the "Constellation Facilities") from Senior Housing Properties Trust ("Senior Housing") that Senior Housing acquired from Constellation Health Services and (3) the sale/leaseback of Five Star's facility located in Overland Park, Kansas with Senior Housing had been completed as of September 30, 2002, as described in the notes thereto. The unaudited pro forma statement of operations for the nine months ended September 30, 2002, presents the results of operations of Five Star as if the transactions described above involving the Constellation Facilities, the Overland Park, Kansas facility transaction and Five Star's April 1, 2002 acquisition of senior living facilities had been completed as of January 1, 2001, as described in the notes thereto. The unaudited pro forma statement of operations for the year ended December 31, 2001, presents the results of operations of Five Star as if the events described in the immediately preceding sentence, its merger with FSQ, Inc., the commencement of Five Star's lease of 31 facilities from Senior Housing managed by Marriott Senior Living Services, Inc., its offering of 3,823,300 shares of its common stock, and its spin-off from Senior Housing had been completed as of January 1, 2001, as described in the notes thereto.

         These unaudited pro forma financial statements do not represent Five Star's financial condition or results of operations for any future date or period. Actual future results will likely be materially different from these pro forma results. Differences could arise from many factors, including, but not limited to, those related to our operations as a separate public company, competition in our business, the impact of changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our facilities, our financing, acquisition or disposition of facilities, percentage rent under our various leases, our ability to control operating expenses and changes to our capital structure and other changes. These unaudited pro forma financial statements should be read in conjunction with our audited financial statements and the related management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the year ended December 31, 2001, as well as our unaudited financial statements and the related management's discussion and analysis of financial condition and results of operations included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002. In addition, in conjunction with these unaudited pro forma financial statements, you should read the financial statements of the Constellation Health Services Facilities, contained elsewhere in this Form 8-K/A, and the financial statements of CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/CSL Properties Trust, ILM II Senior Living, Inc. and ILM II Lease Corporation, each included in our Registration Statement on Form S-1, File No. 333-83648.

                                                 Five Star Quality Care, Inc.
                                        Unaudited Pro Forma Consolidated Balance Sheet
                                                    At September 30, 2002
                                       (amounts in thousands, except per share amounts)


                                                                                Adjustments
                                                                                -----------
                                                                        Overland
                                                                          Park           Constellation
                                                   Historical             Sale            Acquisition           Pro Forma
                                                   ----------             ----            -----------           ---------
                                                                           (A)                (B)
ASSETS

Current assets:
Cash                                                $  12,005           $  12,700           $ (13,049)          $  11,656
Accounts receivable, net                               37,972                --                   499              38,471
Due from Marriott Senior Living Services                4,620                --                  --                 4,620
Prepaid expenses and other current assets               4,370                --                   505               4,875
                                                    ---------           ---------           ---------           ---------
Total current assets                                   58,967              12,700             (12,045)             59,622

Restricted cash                                         4,378                --                  --                 4,378
Fixed assets, net                                      53,083             (12,663)             28,699              69,119
                                                    ---------           ---------           ---------           ---------
Total assets                                        $ 116,428           $      37           $  16,654           $ 133,119
                                                    =========           =========           =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses               $  23,170           $    --             $     190           $  23,360
Accrued compensation                                    5,465                --                   266               5,731
Accrued real estate taxes                               6,202                --                  --                 6,202
Due to affilates, net                                     747                --                  --                   747
Other liabilities                                         880                --                   220               1,100
                                                    ---------           ---------           ---------           ---------
Total current liabilities                              36,464                --                   676              37,140

Long term liabilities                                  14,948                  37                --                14,985
Mortgages payable                                        --                  --                15,978              15,978

Shareholders' equity:
   Common stock, par value $0.01 per share                 85                --                  --                    85
   Additonal paid in capital                           78,926                --                  --                78,926
   Accumulated deficit                                (13,995)               --                  --               (13,995)
                                                    ---------           ---------           ---------           ---------
Total shareholders' equity                             65,016                --                  --                65,016
                                                    ---------           ---------           ---------           ---------

Total liabilities and shareholders' equity          $ 116,428           $      37           $  16,654           $ 133,119
                                                    =========           =========           =========           =========


                                      -16-

                                                    Five Star Quality Care, Inc.
                                      Unaudited Pro Forma Consolidated Statement of Operations
                                                For the Year ended December 31, 2001
                                          (amounts in thousands, except per share amounts)





                                                            Spin-Off            Lease of 31 Marriott Facilities
                                                             and FSQ            -------------------------------       Offering
                                        Historical         Adjustments          Historical          Adjustments      Adjustments
                                        ----------         -----------          ----------          -----------      -----------
                                                                                    (H)
Revenues                                $ 229,235           $    --             $ 277,499         $    --                $  --

EXPENSES
Property level operating costs and
   expenses                               211,850                --               185,042              --                   --
Depreciation and amortization               1,274                (868)(C)          24,155           (24,155) (I)            --
General and administrative                 15,627              (3,298)(D)          20,115              (307) (J)            --
Rent                                         --                 7,000 (E)            --              63,000  (K)            --
Impairment                                   --                  --                  --                --                   --
FF&E rent                                    --                  --                  --               7,354  (L)            --
Interest, net                                 (43)                 43 (F)          19,335           (19,335) (M)            --
                                        ---------           ---------           ---------         ---------              -------
Total expenses                            228,708               2,877             248,647            26,557                 --

Income (loss) before income taxes             527              (2,877)             28,852           (26,557)                --

Provision (benefit) for income taxes         --                  (823)             10,098            (9,295)                --
                                        ---------           ---------           ---------         ---------              -------

Net Income                                  $ 527           $  (2,054)          $  18,754         $ (17,262)             $  --
                                        =========           =========           =========         =========              =======

Weighted Average Shares Outstanding         4,374                 250 (G)                                                 3,823 (N)

Earnings per Share                         $ 0.12

                                              April 1, 2002,                                 October 25, 2002,
                                                Acquisition             Overland               Acquisition
                                         -----------------------          Park           ------------------------
                                         Historical  Adjustments     Sale / Leaseback    Historical   Adjustments     Pro Forma
                                         ----------  -----------     ----------------    ----------   -----------     ---------
                                            (O)                                             (U)
Revenues                                 $ 14,217      $  --                $ --         $ 32,768     $   --          $ 553,719

EXPENSES
Property level operating costs and
   expenses                                 8,505         --                  --           24,360         --            429,757
Depreciation and amortization                 313          722 (P)           (360)(S)       3,912       (3,015) (V)       1,978
General and administrative                  1,462       (1,377)(Q)            --            1,780         (864) (W)      33,138
Rent                                        4,579       (4,579)(R)          1,268 (T)         131        4,938  (X)      76,337
Impairment                                   --           --                  --            9,599       (9,599) (Y)        --
FF&E rent                                    --           --                  --             --           --              7,354
Interest, net                                --           --                  --            3,003       (1,924) (Z)       1,079
                                         --------      -------             ------        --------     --------        ---------
Total expenses                             14,859       (5,234)               908          42,785      (10,465)         549,642

Income (loss) before income taxes            (642)       5,234               (908)        (10,017)      10,465            4,077

Provision (benefit) for income taxes         (225)       1,832               (318)         (3,506)       3,663            1,426 (AA)
                                         --------      -------             ------        --------     --------        ---------

Net Income                               $   (417)     $ 3,402             $ (590)       $ (6,511)    $  6,802        $   2,651
                                         ========      =======             ======        ========     ========        =========

Weighted Average Shares Outstanding                                                                                       8,447

Earnings per Share                                                                                                    $    0.31

                                                    Five Star Quality Care, Inc.
                                      Unaudited Pro Forma Consolidated Statement of Operations
                                            For the nine months ended September 30, 2002
                                          (amounts in thousands, except per share amounts)




                                                                      April 1, 2002,            October 25, 2002,
                                                                     Acquisition and           Acquisition / Lease
                                                                      Overland Park         ----------------------------
                                                      Historical     Sale / Leaseback       Historical      Adjustments    Pro Forma
                                                      ----------     ----------------       ----------      -----------    ---------
                                                                                               (AF)

Revenues:
   Revenues from residents                            $ 382,315        $  3,627 (AB)        $ 25,397      $     --        $ 411,339

Expenses:
  Property level operating expenses                     307,491           2,316 (AB)          19,015            --          328,822
  Management fee to Marriott                             12,354            --                   --              --           12,354
  Rent expense                                           56,596             951 (AC)             106          3,074 (AG)     60,727
  General and administrative                             11,248              22 (AD)           1,343           (650)(AH)     11,963
  Depreciation                                            1,240            (180)(AE)            --               61 (AI)      1,671
  Impairment of assets                                      150            --                   --              --              150
  Restructuring costs                                       122            --                   --              --              122
  Interest expense                                         --              --                  1,941         (1,132)(AJ)        809
  Spin off and merger expense, non recurring              2,829            --                   --              --            2,829
                                                      ---------        --------             --------      ---------       ---------
Total expenses                                          392,030           3,109               22,405          1,903        419,447

Loss from continuing operations before income taxes      (9,715)            518                2,992         (1,903)         (8,108)

Provision for income taxes                                 --              --                   --              --             --
                                                      ---------        --------             --------      ---------       ---------

Loss from contiuing operations                           (9,715)            518                2,992         (1,903)         (8,108)

Loss from discontinued operations                        (3,491)           --                   --              --           (3,491)
                                                      ---------        --------             --------      ---------       ---------

Net loss                                              $ (13,206)       $    518             $  2,992      $  (1,903)      $ (11,599)
                                                      =========        ========             ========      =========       =========

Weighted Average Shares Outstanding                       7,254                                                               8,447

Basic and diluted loss per share from:
  Continuing operations                               $   (1.34)                                                          $   (0.96)
  Discontinued operations                                 (0.48)                                                              (0.41)
                                                      ---------                                                           ---------

Net loss per share                                    $   (1.82)                                                          $   (1.37)
                                                      =========                                                           =========

                                      -18-

                          Five Star Quality Care, Inc.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
           (amounts in thousands, except share and per share amounts)

Pro Forma Consolidated Balance Sheet Adjustments

A. Represents the sale of our Overland Park, Kansas facility to Senior Housing for cash on October 25, 2002. The adjustments represent cash received and elimination of the book value of the facility as of October 25, 2002. Simultaneously with the sale, we leased this facility back from Senior Housing and used cash to purchase other facilities in a related transaction (see note B). Adjustments are calculated as follows:

             Cash received                                        $      12,700
             Book value as of October 25, 2002                           12,663
                                                                  -------------
             Deferred gain on sale of asset                       $          37
                                                                  =============

B. On October 25, 2002, we acquired the Acquired Constellation Facilities along with certain of their operating assets and liabilities from Constellation Health Services. In addition to this acquisition, on October 25, 2002, we entered into a lease with Senior Housing for the Leased Constellation Facilities that were purchased by Senior Housing from Constellation Health Services. In connection with this lease, we acquired certain operating assets and liabilities of the Leased Constellation Facilities. To finance this transaction we assumed two HUD insured mortgages and paid the balance in cash, calculated as follows:

             Fixed assets                                              $28,699
             Accounts receivable acquired                                  499
             Other assets acquired                                         505
             Accounts payable and accrued
                expenses assumed                                          (190)
             Accrued compensation assumed                                 (266)
             Other liabilities assumed                                    (220)
             Mortgages payable assumed                                 (15,978)
                                                                     ---------
             Cash paid                                                 $13,049
                                                                     =========


Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001 Adjustments

C. As part of our spin-off from Senior Housing, we transferred real and personal property to Senior Housing, and then leased that property from Senior Housing. In addition, certain ancillary property was transferred by Senior Housing to us. This adjustment represents the elimination of historical depreciation expense from the real and personal property transferred by us to Senior Housing net of the depreciation expense from the ancillary property transferred to us, and the addition of depreciation expense related to fixed assets acquired by us in the FSQ, Inc. merger, calculated as follows:

              Elimination of historical depreciation expense on
                assets transferred from us, net of depreciation
                expense on assets transferred to us.................. $(1,096)
              Addition of FSQ, Inc. depreciation.....................     228
                                                                      -------
              Total adjustment.......................................   $(868)
                                                                      =======

D. In connection with the stabilization of our facilities' operations which we assumed from former tenants of Senior Housing, we incurred certain costs which are not expected to recur. Also, as required by real estate investment trust ("REIT") tax rules applicable to Senior Housing and us during 2001, we engaged FSQ, Inc. to manage our facilities, and FSQ, Inc. purchased certain services from Reit Management & Research LLC ("Reit Management"). Since our acquisition of FSQ, Inc. we manage our facilities directly and have entered into a shared services agreement with Reit Management to purchase the services previously provided by Reit Management to FSQ, Inc. The net adjustment to our general and administrative costs is intended to reflect these charges and is calculated as follows:


             Elimination of costs related to Senior
               Housing's repossession of certain
               facilities and our stabilization of
               operations which are not expected to
               recur (1)..............................                 $(4,167)
             Elimination of management fees paid to
               FSQ, Inc. during 2001..................                 (11,460)
             Addition of FSQ, Inc. expenses...........                  10,954
             Shared services fee:
             Pro forma revenues.......................   $229,235
             Contract rate............................       0.6%        1,375
                                                         ---------------------
             Total adjustment.........................                 $(3,298)
                                                                       =======

         (1) These costs represent primarily payments to third parties to convert financial and patient data maintained by previous operators to our systems.

E. Our lease for 56 facilities requires minimum rent payments of $7,000 per year to Senior Housing. In addition to minimum rent under this lease, beginning in 2004 we must pay percentage rent payments equal to three percent (3%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2003.

F. Represents elimination of interest, net on mortgage debts and related compensating cash balances on properties transferred to Senior Housing, which debts Senior Housing assumed as part of the spin-off.

G.       Represents shares issued as consideration in the FSQ, Inc. merger.

H. Represents the 2001 historical operating revenues and facility operating expenses for the 31 Marriott facilities which we began to lease on January 11, 2002. The 31 Marriott facilities' results are accounted for on the basis of 13 four-week periods per fiscal year. Amounts presented as 2001 and related adjustments represent the period from December 30, 2000, through December 28, 2001. General and administrative expenses include management fees paid to Marriott under the terms of its management agreements.

I. Represents the elimination of historical depreciation and amortization expense related to the 31 Marriott facilities. These facilities were acquired by Senior Housing and leased to us. Accordingly, depreciation and amortization expense will be incurred by Senior Housing.

J. Represents the elimination of historical expenses incurred by the former owner of the 31 Marriott facilities, and the addition of our shared services agreement fee applicable to the operations:


             Elimination of corporate expenses of seller...             $(1,972)
             Shared services fee:
                  Pro forma revenues.......................  $277,499
                  Contract rate............................      0.6%     1,665
                                                            -------------------
             Total adjustment..............................               $(307)
                                                                          =====

K. Our lease for the 31 Marriott facilities requires minimum rent payments of $63,000 per annum. In addition to minimum rent under this lease, beginning in 2003 we must make percentage rent payments to Senior Housing in an amount equal to five percent (5%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2002.

L. Represents deposits made into reserves for capital improvements in accordance with the management agreements for the 31 Marriott facilities and which, under our lease with Senior Housing, were paid to Senior Housing as additional rent. Pursuant to an amendment to our lease with Senior Housing effective October 1, 2002, these deposits are retained by us and not paid to Senior Housing and as such are not recorded by us as rent expense.

M. Represents the elimination of historical interest expense related to the 31 Marriott facilities. Incident to its acquisition of the 31 Marriott facilities, Senior Housing prepaid or assumed this debt and the obligation for this expense.

N. Represents our issuance of 3,823,300 shares in March and April 2002 pursuant to an underwritten public offering.

O.       Represents   historical   operating  revenues  and  facility  operating
         expenses of the five facilities we acquired on April 1, 2002. Amounts presented are for the seller's fiscal year ended November 30, 2001.

P. Represents elimination of historical depreciation expense and the addition of our estimated depreciation expense for the five facilities we acquired on April 1, 2002, calculated as follows:


             Elimination of historical depreciation expense on five
               facilities acquired....................................  $(313)
             Addition of estimated depreciation expense based on
               purchase price for five facilities.....................  1,035
                                                                       ------
             Total adjustment.........................................   $722
                                                                         ====

Q. Represents the elimination of historically incurred corporate level general and administrative costs of the seller of the five facilities we acquired on April 1, 2002, and the addition of our shared services agreement fee applicable to the operations:


             Elimination of seller's corporate level general
               and administrative expenses....................         $(1,462)
             Shared services fee:
               Pro forma revenues............................. 14,217
               Contract rate..................................   0.6%        85
                                                              -----------------
             Total adjustment.................................          $(1,377)
                                                                        =======

R. Represents the elimination of historically incurred rental expense. These five facilities were purchased by us without a lease obligation.

S. Represents elimination of annual pro forma depreciation expense related to our Overland Park, Kansas facility sold October 25, 2002 (see note
         A).

T.       The Leased  Constellation  Facilities  and the  Overland  Park,  Kansas
         facility   are  leased  from  Senior   Housing  for  minimum   rent  of
         approximately $6,300 per year. For purposes of this pro forma presentation, we have allocated $1,268 of rent to the Overland Park, Kansas facility and the remaining $5,105 is reflected in note X, below. In addition to minimum rent under this lease, beginning in 2005 we must make percentage rent payments to Senior Housing in an amount equal to four percent (4%) of net resident revenues in excess of net resident revenues during 2004.

U.       Represents   historical   operating  revenues  and  facility  operating
         expenses of the Constellation Facilities. Amounts presented are for the seller's fiscal year ended November 30, 2001.

V. Represents the elimination of historical depreciation and amortization expense related to the Constellation Facilities. The amount is offset by depreciation that we will incur related to the Acquired Constellation Facilities. Adjustment is calculated as follows:

             Elimination of historical depreciation and
               amortization.........................................   $(3,830)
             Deprecation of Acquired Constellation Facilities
               based upon our purchase price of $28,699 (see note
               B) and our estimated useful lives of 7-40 years......       815
                                                                           ===
             Total adjustment.......................................   $(3,015)
                                                                       =======

W. Represents the elimination of historical third party management fees related to the Constellation Facilities which we will not incur because of the termination of the related management contract as of the time we assumed operation of these facilities, October 25, 2002, for our own account. The amount is offset by known additional costs that we will incur as a result of our operation of the Constellation Facilities, primarily related to our addition of certain management personnel as a result of this transaction and the addition of our shared services agreement fee applicable to the operations:

             Elimination of historical fees incurred on
               terminated contract.................................    $(1,782)
             Shared services fee:
             Pro forma revenues..........................  $32,768
             Contract rate...............................     0.6%         197
             Other known increases in home office costs............        721
                                                                       -------
             Total adjustment......................................    $  (864)
                                                                       =======

X. As described in note T, the Leased Constellation Facilities and the Overland Park, Kansas facility are leased from Senior Housing for minimum rent of approximately $6,300 per year. As part of our transaction for the Acquired Constellation Facilities, a ground lease for which the seller was historically obligated was terminated. Pro forma adjustment is calculated as follows:

             Rent expense for the Leased Constellation Facilities and
               Overland Park, Kansas facility.........................  $ 6,285
             Less Overland Park, Kansas facility rent (see note T)....   (1,268)
             Less terminated ground lease rent incurred by seller ....      (79)
                                                                        -------
             Total....................................................  $ 4,938
                                                                        =======

Y. Represents the elimination of impairment charges incurred by the seller of the Constellation Facilities for debts not assumed by us.

Z. Represents the elimination of certain historical interest expense related to the Constellation Facilities for debts not assumed by us.

AA. The pro forma tax provision is based on a blended federal and state income tax rate of 35%.

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2002 Adjustments

AB. Adjustment represents the historical operating revenues and facility operating expenses of the acquired assets for the period January 1, 2002 to March 31, 2002. These properties were acquired by us on April 1, 2002.

AC. See note T. The corresponding amount of rent allocated for purposes of this presentation to the Overland Park, Kansas facility is $951.

AD.      Represents  our  shared  services   agreement  fee  applicable  to  the
         operations, calculated as 0.6% of revenue adjustment (note AB).

AE.      Represents  elimination of depreciation expense related to our Overland
         Park,   Kansas  facility  for  the  period  from  our  April  1,  2002, acquisition date to our October 25, 2002, sale/leaseback date.

AF. Represents historical operating revenues and facility operating expenses of the Constellation Facilities. Amounts presented are for the nine months ended August 31, 2002, the first nine months of the seller's fiscal year.

AG. As described in note T, the Leased Constellation Facilities and the Overland Park, Kansas facility are leased from Senior Housing for minimum rent of approximately $6,300 per year or $4,714 for a nine month period. As part of our transaction for the Acquired Constellation Facilities, a ground lease for which the seller was historically obligated was terminated. Proforma adjustment is calculated as follows:

             Rent expense for the Leased Constellation Facilities
               and Overland Park, Kansas facility....................  $ 4,714
             Less Overland Park, Kansas facility rent (see note AC)..     (951)
             Less terminated ground lease rent incurred by seller....      (59)
                                                                       -------
             Total...................................................  $ 3,074
                                                                       =======

AH. Represents the elimination of historical third party management fees related to the Constellation Facilities which we will not incur because of the termination of the related management contract as of the time we assumed operation of these facilities, October 25, 2002, for our own account. The amount is offset by known additional costs that we will incur as a result of our operation of the Constellation Facilities, primarily related to our addition of certain management personnel as a result of this transaction and the addition of our shared services agreement fee applicable to the operations:

             Elimination of historical fees incurred on
               terminated contract..................................    $(1,343)
             Shared services fee:
             Pro forma revenues.........................   $25,397
             Contract rate..............................      0.6%          152
                                                           -------
             Other known increases in
               home office costs....................................        541
                                                                        -------
             Total adjustment.......................................    $  (650)
                                                                        =======

AI. Represents the depreciation of Acquired Constellation Facilities based upon our purchase price of $28,699 (see note B) and our estimated useful lives of 7-40 years.


AJ. Represents the elimination of certain historical interest expense related to the Constellation Facilities for debts not assumed by us.

     (c) Exhibits.

2.1 Purchase and Sale Agreement, dated as of August 26, 2002, by and among Constellation Health Services, Inc. and certain of its subsidiaries, as Seller, and Constellation Real Estate Group, Inc., as Guarantor, and Senior Housing Properties Trust, as Buyer. (Incorporated by reference to Exhibit 2.1 to Five Star Quality Care, Inc.'s Current Report on Form 8-K, dated October 25, 2002).

2.2 First Amendment to Purchase and Sale Agreement, dated as of October 25, 2002, by and among Constellation Health Services, Inc. and certain of its subsidiaries, as Seller, and Senior Housing Properties Trust and Five Star Quality Care, Inc., collectively as Buyer. (Incorporated by reference to Exhibit 2.2 to Five Star Quality Care, Inc.'s Current Report on Form 8-K, dated October 25, 2002).

2.3 Lease Agreement, dated as of October 25, 2002, by and between SNH CHS Properties Trust, as Landlord, and FVE-CHS LLC, as Tenant. (Incorporated by reference to Exhibit 2.3 to Five Star Quality Care, Inc.'s Current Report on Form 8-K, dated October 25, 2002).

23       Consent of PricewaterhouseCoopers LLP.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIVE STAR QUALITY CARE, INC.


                                      By: /s/ Bruce J. Mackey Jr.
                                         Name:   Bruce J. Mackey Jr.
                                         Title:  Treasurer and Chief Financial
                                                 Officer



Date:  January 8, 2003